EXHIBIT 13


                             SUBSCRIPTION AGREEMENT
                          AND INVESTOR REPRESENTATIONS

I.   Subscription

     I, Gary W. Hibler, hereby subscribe upon the terms set out herein, for 5,000 shares of the common stock, $.001 par value (the "Shares"), of The Jensen Portfolio, Inc., an Oregon corporation (the "Fund"). I agree to pay for the Shares at a rate of $10 per Share, for an aggregate purchase price of $50,000, as and when requested by the Board of Directors of the Fund.

II.  Investor Representations

     A. I represent that I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in the Shares. I recognize that the purchase of the Shares is a long-term investment and that the transfer and sale of the Shares is restricted by the terms of this Subscription Agreement and by applicable laws and regulations.

     B. I represent that I am acquiring the Shares for my own account as the sole record and beneficial holder thereof, and there is no agreement, understanding or arrangement to subdivide, sell, assign, transfer, pledge or otherwise dispose of all or any part of my interest in the Shares to any other person or entity, except that I may transfer the Shares to an individual retirement account (the "IRA") that satisfies the following requirements: (i) The IRA will be self-directed solely by me; and (ii) I will be the sole beneficiary of the IRA. By its acceptance of this subscription, the Fund consents to the transfer of the Shares to my IRA. I agree that the IRA will be bound by all provisions of this agreement, including, but not limited to, the restrictions upon further transfer.

     C. I represent that I am acquiring the Shares for investment purposes and without a view to distribution thereof. I agree that all certificates, if any, evidencing ownership of the Shares will bear substantially the following legend:

          The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired without a view to distribution and may not be offered, sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the securities under the Act and under any applicable state securities laws, or an opinion of counsel to the Fund that registration is not required as to such sale or offer. The Fund's transfer agent has been ordered to effectuate transfers of this certificate only in accordance with the above instruction.

     D. I understand and agree that the Fund's transfer agent will be instructed not to transfer the Shares (except to the IRA) without an opinion of counsel to the Fund that such transfer does not violate any applicable securities laws.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Subscription Agreement and Investor Representations as of June 29, 1992.


                                       GARY W. HIBLER
                                       -----------------------------------------
                                       Gary W. Hibler

ACCEPTANCE BY THE FUND:

     The above Subscription Agreement is accepted by the Fund as of June 29, 1992 and called for payment in accordance with its terms.

                                       THE JENSEN PORTFOLIO, INC.


                                       By  VAL E. JENSEN
                                          --------------------------------------
                                           Val E. Jensen, President

                             SUBSCRIPTION AGREEMENT
                          AND INVESTOR REPRESENTATIONS

I.   Subscription

     I, Val E. Jensen, hereby subscribe upon the terms set out herein, for 5,000 shares of the common stock, $.001 par value (the "Shares"), of The Jensen Portfolio, Inc., an Oregon corporation (the "Fund"). I agree to pay for the Shares at a rate of $10 per Share, for an aggregate purchase price of $50,000, as and when requested by the Board of Directors of the Fund.

II.  Investor Representations

     A. I represent that I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in the Shares. I recognize that the purchase of the Shares is a long-term investment and that the transfer and sale of the Shares is restricted by the terms of this Subscription Agreement and by applicable laws and regulations.

     B. I represent that I am acquiring the Shares for my own account as the sole record and beneficial holder thereof, and there is no agreement, understanding or arrangement to subdivide, sell, assign, transfer, pledge or otherwise dispose of all or any part of my interest in the Shares to any other person or entity, except that I may transfer the Shares to an individual retirement account (the "IRA") that satisfies the following requirements: (i) The IRA will be self-directed solely by me; and (ii) I will be the sole beneficiary of the IRA. By its acceptance of this subscription, the Fund consents to the transfer of the Shares to my IRA. I agree that the IRA will be bound by all provisions of this agreement, including, but not limited to, the restrictions upon further transfer.

     C. I represent that I am acquiring the Shares for investment purposes and without a view to distribution thereof. I agree that all certificates, if any, evidencing ownership of the Shares will bear substantially the following legend:

          The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired without a view to distribution and may not be offered, sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the securities under the Act and under any applicable state securities laws, or an opinion of counsel to the Fund that registration is not required as to such sale or offer. The Fund's transfer agent has been ordered to effectuate transfers of this certificate only in accordance with the above instruction.

     D. I understand and agree that the Fund's transfer agent will be instructed not to transfer the Shares (except to the IRA) without an opinion of counsel to the Fund that such transfer does not violate any applicable securities laws.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Subscription Agreement and Investor Representations as of June 29, 1992.


                                       By  VAL E. JENSEN
                                          --------------------------------------
                                           Val E. Jensen

ACCEPTANCE BY THE FUND:

     The above Subscription Agreement is accepted by the Fund as of June 29, 1992 and called for payment in accordance with its terms.


                                       THE JENSEN PORTFOLIO, INC.


                                       By  VAL E. JENSEN
                                          --------------------------------------
                                           Val E. Jensen, President


                                       3